SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant                     [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive proxy statement
[ ]  Definitive  additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            NUWAVE TECHNOLOGIES, INC.
            --------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     ----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

[x]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing party:

         (4)      Date filed:

                            NUWAVE TECHNOLOGIES, INC.
                               ONE PASSAIC AVENUE
                           FAIRFIELD, NEW JERSEY 07004


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 22, 1999

TO THE STOCKHOLDERS OF NUWAVE TECHNOLOGIES, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of NUWAVE Technologies, Inc., a Delaware corporation (the "Company"), will be held on June 22, 1999 at The Ramada Inn, 38 Two Bridges Road, Fairfield, New Jersey 07004, at 9:00 a.m., local time, to consider and act upon the following matters:

         1. To elect four directors to serve for the ensuing year; and

         2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Stockholders of record at the close of business on May 18, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Accordingly, only holders of record of common stock, par value $.01 per share ("Common Stock"), of the Company at the close of business on such date (the "Stockholders") shall be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. A complete list of Stockholders is open to the examination of any Stockholder for any purpose germane to the meeting, during ordinary business hours, at the offices of the Company located at One Passaic Avenue, Fairfield, New Jersey 07004.

         A copy of the Company's Annual Report for the fiscal year ended December 31, 1998 is enclosed herewith.

         All Stockholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors,


Fairfield, New Jersey                     Gerald Zarin
May 18, 1999                              President and Chief Executive Officer


         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            NUWAVE TECHNOLOGIES, INC.

                               ONE PASSAIC AVENUE
                           FAIRFIELD, NEW JERSEY 07004
                                  973-882-8810


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 22, 1999


TO THE STOCKHOLDERS:                                                May 18, 1999

         This Proxy Statement has been prepared and is furnished by the Board of Directors of NUWAVE Technologies, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for the Annual Meeting of stockholders (including any adjournments or postponements thereof, the "Annual Meeting") of the Company to be held on June 22, 1999 at The Ramada Inn, 38 Two Bridges Road, Fairfield, New Jersey 07004, at 9:00 a.m., local time.

         It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to Stockholders (as defined below) on or about May 18, 1999. The Company's Annual Report, including audited financial statements for the fiscal year ended December 31, 1998, is being mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.

         Only holders of record (the "Stockholders") of the Company's common stock, $.01 par value (the "Common Stock"), on the books of the Company at the close of business on May 18, 1999 (the "Record Date"), are entitled to vote at the Annual Meeting. On that date, there were 8,356,389 issued and outstanding shares of Common Stock entitled to vote on each matter to be presented at the Annual Meeting. Each Stockholder is entitled to one vote for each share of Common Stock registered in that person's name on the books of the Company on the Record Date on all business to come before the Annual Meeting.

         If a Stockholder cannot be present in person at the Annual Meeting, the Board of Directors of the Company requests such Stockholder to execute and return the enclosed proxy as soon as possible. The person who signs the proxy must be either (i) the registered Stockholder of such shares of Common Stock or
(ii) a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity on behalf of such registered Stockholder. A Stockholder who has given a proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by submitting a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Any such notice should be sent to NUWAVE Technologies, Inc., One Passaic Avenue, Fairfield, New Jersey 07004; Attention: Secretary. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

         The Company is paying all costs of the solicitation of proxies, including the expenses of printing and mailing to its Stockholders this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the enclosed proxy and the Annual Report. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with the regulations of the Securities and Exchange Commission (the "Commission"), in sending proxies and proxy materials to the beneficial owners of the Company's Common Stock. Officers or employees of the Company may also solicit proxies in person, or by mail, telegram or telephone, but such persons will receive no compensation for such work, other than their normal compensation as such officers or employees.

                         PURPOSE OF THE ANNUAL MEETING

         At the Annual Meeting, the Stockholders will consider and vote upon (1) the election of four directors to hold office until the next annual meeting and until their respective successors shall have been elected and qualified or until resignation, removal or death as provided in the Bylaws of the Company; and (2) such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

                             VOTE REQUIRED; PROXIES

         The presence in person or by proxy of a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date is required for a quorum at the Annual Meeting. If a quorum is present, those nominated directors receiving a plurality of the votes cast will be elected. Accordingly, shares not voted in the election of directors (including shares covered by a proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a proxy as to which authority is withheld to vote for only one or less than all of the identified nominees) will not prevent the election of any of the nominees for director. For all other matters submitted to Stockholders at the meeting, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote is required for approval. As a result, abstention votes will have the effect of a vote against such matters.

         Shares of Common Stock which are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted (1) FOR the election of all of the nominees for director named in this Proxy Statement; and
(2) in the discretion of the persons named in the proxies as proxy appointees as to any other matter that may properly come before the Annual Meeting.

         Shares held by brokers and other Stockholder nominees may be voted on certain matters but not others. This can occur, for example, when the broker or nominee does not have the discretionary authority to vote shares of Common Stock and is instructed by the beneficial owner thereof to vote on a particular matter but is not instructed on other matters. These are known as "non-voted" shares. Non-voted shares will be counted for purposes of determining whether there is a quorum at the meeting, but with respect to the matters as to which they are "non-voted," they will have no effect upon the outcome of the vote thereon.

         You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

                                  THE PROPOSAL

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company consists of four members, all of whom have been renominated for election at the Annual Meeting. Directors elected at the Annual Meeting will serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their death, resignation or removal. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. Management does not anticipate that such an event will occur. Each director shall be elected by a plurality of the votes cast.

                              NOMINEES FOR DIRECTOR

         The Company's Board of Directors is set at four persons. The following four persons have been nominated by the Board of Directors to fill such positions. All are currently Directors of the Company.

Name                           Age         Position
Gerald Zarin                   58          Chairman of the Board of Directors,
                                           Chief Executive Officer and President
Edward Bohn                    53          Director
Lyle E. Gramley                72          Director
Joseph A. Sarubbi              70          Director

         GERALD ZARIN has been a Director and President and Chief Executive Officer of the Company since July 1995. He has been Chairman of the Board of Directors since January 28, 1996. From June 1991 until January 1993, Mr. Zarin was the Chairman, President and Chief Executive Officer of Emerson Radio Corporation, which designs and sells consumer electronics products. From June 1993 to July 1995, he was President and Chief Executive Officer at AMD Consulting, Inc., a business consulting firm. From November 1990 to June 1991, he was President and Chief Executive Officer of JEM, Inc., an importer of fine furnishings. From August 1987 to October 1990, he was Senior Vice President and Chief Financial Officer of Horn & Hardart, Inc. Horn & Hardart, Inc. is the parent company for Hanover House and various other hotels and fast food chains. From 1976 to 1986, he was President and Chief Executive Officer of Morse Electro, Inc., which designed and sold consumer electronics products.

         EDWARD BOHN has been a Director of the Company since July 1995. From February 1995 to the present, he has been a Director and Consultant of Jennifer Convertibles, a furniture distributor. From September 1994 to the present, he has operated as an independent consultant in financial and operational matters. From January 1983 to March 1994, Mr. Bohn was employed in various capacities by Emerson Radio Corporation, which designs and sells consumer electronics products. From March 1993 to March 1994, he was Senior Vice President-Special Projects; from March 1991 to March 1993, he was Chief Financial Officer and Treasurer/Vice President of Finance. Emerson Radio Corporation filed in the United States Bankruptcy Court, District of New Jersey, for protection under Chapter 11 of the Federal Bankruptcy Act on September 29, 1993 and was discharged on March 31, 1994.

         LYLE E. GRAMLEY has been a Director of the Company since December 1995. He has been employed by the Mortgage Bankers Association in Washington, D.C. since 1985, as Senior Staff Vice President and Chief Economist from 1985 to 1992, and as a Consulting Economist from 1992 to the present. From 1980 to 1985, Mr. Gramley was a member of the Board of Governors of the Federal Reserve Board.

         JOSEPH A. SARUBBI has been a Director of the Company since March 1996. From October 1993 to June 6, 1996, he was a director of The Panda Project, Inc., a manufacturer of computers and semiconductor packages. Since April 1988, Mr. Sarubbi has been a self-employed management and technical consultant to various technology companies. From February 1986 to April 1988, he was Senior Vice
President of Manufacturing Operations for Tandon Corporation, a computer manufacturer. From December 1952 to January 1986, Mr. Sarubbi was employed by IBM in various senior engineering positions.

DIRECTORS' COMPENSATION

         Directors who are not employees of the Company are entitled to a fee of $2,500 per year and $500 per meeting attended (other than telephonic meetings) for serving on the Board of Directors. Each director is also reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors. For the fiscal year ended December 31, 1998, each of Messrs. Bohn, Gramley and Sarubbi received compensation of $2,500 and $1,500 for attendance at three non-telephonic board meetings and David Kwong (who resigned as a director in August 1998) received compensation of $2,500 and $1,000 for attendance at two non-telephonic board meetings.

         On November 25, 1996, the Board of Directors adopted the 1996 Non-Employee Director Stock Option Plan (the "Director Stock Option Plan"), which was approved by the stockholders on May 29, 1997. Under the Director Stock Option Plan, each individual elected, re-elected or continuing as a non-employee director will automatically receive a stock option for 5,000 shares of Common Stock, with an option exercise price equal to the fair market value of the Common Stock on the date of grant. 235,000 shares have been reserved for issuance under the Director Stock Option Plan. Initially, options to purchase 3,000 shares of Common Stock at an exercise price of $5.75 per share were granted to each of Messrs. Bohn, Gramley, Kwong and Sarubbi on November 25, 1996 under the Director Stock Option Plan. On May 29, 1997, options to purchase 5,000 shares at an exercise price of $6.75 per share were granted to each of Messrs. Bohn, Gramley, Kwong and Sarubbi under the Director Stock Option Plan. In addition, on May 26, 1998, options to purchase 53,000 shares at an exercise price of $3.25 per share were granted to Mr. Bohn and options to purchase 25,000 shares at an exercise price of $3.25 per share were granted to each of Messrs. Gramley, Kwong and Sarubbi. Directors who are also officers or employees of the Company do not receive any additional compensation for services as a director. Currently, Mr. Zarin is the only such director. For a description of Mr. Zarin's compensation as an officer of the Company, see "Compensation of Executive Officers."

         For a description of consulting fees paid to Messrs. Bohn and Sarubbi, see "Certain Relationships and Related Transactions."

BOARD AND COMMITTEE MEETINGS

         The Board of Directors has a standing Audit Committee and a standing Compensation Committee. Messrs. Bohn and Gramley comprise the Audit Committee of the Board of Directors, which committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the results of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls.

         Messrs. Gramley, Bohn and Zarin comprise the Compensation Committee of the Board of Directors, which committee makes recommendations to the Board regarding the executive and employee compensation programs of the Company. See "Report of Compensation Committee On Executive Compensation."

         The Audit Committee met twice and the Compensation Committee met twice during the fiscal year ended December 31, 1998.

         The Board of Directors of the Company held six meetings during its fiscal year ended December 31, 1998. No member of the Board of Directors attended in 1998 fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period for which he has been a director and (2) the total number of meetings held by all committees on which he served.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
                        "FOR" ALL NOMINEES FOR DIRECTOR.

                               EXECUTIVE OFFICERS

         The following table sets forth certain information as of May 18, 1999 regarding the executive officers of the Company:

Name                          Age          Position

Gerald Zarin                  58           Chairman of the Board of Directors,
                                           Chief Executive Officer and President

Don Legato                    55           Vice President-Sales

Jeremiah F. O'Brien           52           Vice President, Secretary and Chief
                                           Financial Officer

Robert Webb                   63           Vice President-Marketing/Technical
                                           Development


         For a description of the business experience of Gerald Zarin, see "Nominees for Director."

         DON LEGATO has been the Vice President-Sales of the Company since February 1997. From April 1994 to February 1997, he was the President of Gale Group Ltd., Inc., a management consulting firm. From May 1993 to April 1994, he served as Vice President Sales and Marketing and also as a Director for Applied Safety Inc., (makers of the "World's First" Retrofit Driver's Side Airbag System in the United States). From June 1992 to May 1993 he was President of Technology Solutions Distributing Inc., a computer products distribution company. From November 1972 to June 1992, he was President and CEO of T.L.D. Limited, Inc., a manufacturer's representative company representing major electronics and computer consumer products firm such as Sanyo, Sharp, Sony and Apple Computer. He also served on Manufacturer's Advisory Councils for several of these companies.

         JEREMIAH O'BRIEN has been Vice President and Secretary of the Company since July 1995 and Chief Financial Officer since January 1996. From 1983 to 1989, he served as CFO and Executive Vice President for Cardiac Resuscitator Corporation, a medical electronics manufacturer. From September 1989 through June 1991, he served as Senior Vice President of Finance for Emerson Computer Corporation and Emerson Technologies, Inc. (both of which manufacture and sell electronic components and products). From June 1993 through March 1994, Mr. O'Brien was Corporate Controller for Andin International, a jewelry manufacturing company. During the period of July 1991 through July 1995, he also functioned as an independent consultant in financial matters to various private corporations.

         ROBERT WEBB has been the Vice President-Marketing/Technical Development of the Company since September 1995. From June 1995 to September 1995 Mr. Webb acted as an independent consultant to various private corporations. From July 1994 until March 1995 he was Vice President of New Product Development for Studio Magic, Inc., a company involved in the design and manufacture of computer video equipment, and served as a consultant for such company from October 1993 to July 1994 and in April 1995. From October 1973 until October 1993 he was employed by Grass Valley Tektronix, which produces broadcast television equipment. He served as a special advisor to the President of Grass Valley Tektronix from February 1993 to September 1993; he was Division General Manager-Graphics Systems from November 1990 to February 1993 and held various executive positions prior to that time.

         Officers of the Company serve at the discretion of the Board of Directors of the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the annual and long-term compensation paid by the Company for services performed on the Company's behalf for the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998, with respect to those persons who were, as of December 31, 1998, the Company's Chief Executive Officer and the Company's executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                                  Long Term
                                               Annual Compensation                           Compensation Awards
------------------------------ ----------------------------------------------------- ------------------------------------
                                                                                        Securities
                                                                                        Underlying
                                                                                         Options
Name and Principal Position                                         Other Annual       (Number of          All Other
                                 Year      Salary       Bonus       Compensation         Shares)         Compensation
------------------------------ --------- ------------ ----------- ------------------ ----------------- ------------------
Gerald Zarin, President and      1996    $115,700        $50,000         $0                    0                   $0
Chief Executive Officer          1997    $120,000             $0         $0                    0                   $0
                                 1998    $120,000        $25,000         $0              385,000                   $0
------------------------------ --------- ------------ ----------- ------------------ ----------------- ------------------
Don Legato,                      1997    $129,800             $0         $0               60,000                   $0
Vice President-Sales             1998    $150,000        $12,500         $0               50,000                   $0
------------------------------ --------- ------------ ----------- ------------------ ----------------- ------------------
Jeremiah F. O'Brien, Chief       1996    $ 93,100         $7,500         $0                5,000                   $0
Financial Officer, Vice          1997    $100,000             $0         $0                    0                   $0
President and Secretary          1998    $103,800        $15,000         $0               75,000                   $0
------------------------------ --------- ------------ ----------- ------------------ ----------------- ------------------
Robert Webb, Vice                1996    $ 99,900        $17,500         $0                    0                   $0
President-Marketing/             1997    $108,000             $0         $0                    0                   $0
Technical Development            1998    $108,000        $12,500         $0               40,000                   $0
------------------------------ --------- ------------ ----------- ------------------ ----------------- ------------------


OPTION GRANTS IN LAST FISCAL YEAR

                  The number of shares available for grant under the Company's 1996 Stock Incentive Plan for Employees and Consultants (the "Employee Stock Option Plan") is 349,500. Options for an aggregate of 855,500 shares have been granted under the Employee Stock Option Plan. During the Company's 1998 fiscal year, options covering a total of 653,000 shares of Common Stock were granted under the Employee Stock Option Plan.

                  The following table sets forth certain information regarding options granted under the Employee Stock Option Plan during the fiscal year ended December 31, 1998 to the Named Executive Officers:

                 OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 1998
                       (Individual Grants in Fiscal Year)



                                Number of          Percent of
                               Securities         Total Options
                               Underlying          Granted to          Exercise Price
              Name               Options            Employees          Per Share (1)           Expiration Date
      --------------------- ------------------ -------------------- --------------------- --------------------------
      Gerald Zarin               128,334              19.7                  3.25                  May 25, 2003
                                 128,333              19.7                  3.25                  May 25, 2004
                                 128,333              19.7                  3.25                  May 25, 2005
      Don Legato                  16,667               2.6                  3.25                  May 25, 2003
                                  16,667               2.6                  3.25                  May 25, 2004
                                  16,666               2.6                  3.25                  May 25, 2005
      Jeremiah F. O'Brien         25,000               3.8                  3.25                  May 25, 2003
                                  25,000               3.8                  3.25                  May 25, 2004
                                  25,000               3.8                  3.25                  May 25, 2005
      Robert Webb                 13,334               2.0                  3.25                  May 25, 2003
                                  13,333               2.0                  3.25                  May 25, 2004
                                  13,333               2.0                  3.25                  May 25, 2005

      --------------------- ------------------ -------------------- --------------------- --------------------------

      TOTAL                      550,000              84.2%
      --------------------- ------------------ -------------------- --------------------- --------------------------


(1) All grants of options have been made with exercise prices equal to fair value at date of grant.

OPTION EXERCISES AND YEAR-END OPTION VALUES

                  No options were exercised in fiscal year 1998 by any of the Named Executive Officers. The following table sets forth, as of December 31, 1998, the number of stock options and the value of unexercised in-the-money stock options held by the Named Executive Officers.



                                      Number of Securities                           Value of Unexercised
                                     Underlying Unexercised                        In-The-Money Options(1)
          Name                    Options at December 31, 1998                       at December 31, 1998
          ----                    ----------------------------                   ------------------------
------------------------ ---------------------- ------------------------- -------------------- ----------------------
                                Exercisable           Unexercisable            Exercisable      Unexercisable
------------------------ ---------------------- ------------------------- -------------------- ----------------------

Gerald Zarin                        328,334             256,666                   $299,000           $0
Robert Webb                          83,334              26,666                    105,000            0
Don Legato                           76,667              33,333                          0            0
Jeremiah F. O'Brien                  55,000              50,000                     42,000            0
------------------------ ---------------------- ------------------------- -------------------- ----------------------
TOTAL:                              548,335             366,665                   $446,000           $0
------------------------ ---------------------- ------------------------- -------------------- ----------------------


(1) The dollar value of the unexercised options has been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the option at fiscal year-end.

EMPLOYMENT AGREEMENTS

         Mr. Zarin entered into an employment agreement with the Company, dated as of July 20, 1995, pursuant to which he agreed to serve as the Company's President and Chief Executive Officer through December 31, 2000. In December 1997, the term of the agreement was extended for two additional years to December 31, 2002. The agreement provided for an initial salary of $90,000 per year and increased to $120,000 on March 15, 1996. Mr. Zarin is also entitled to an annual bonus equal to (i) 30% of his base compensation if the Company's net profits before taxes is equal to projections to be approved by the Company's Board of Directors, (ii) 60% of his base compensation if the Company's net profits before taxes are equal to 110% of such projections, and (iii) 100% of his base compensation if the Company's net profits before taxes are equal to 120% of such projections. Mr. Zarin can terminate the agreement upon 180 days notice. The Company can terminate the agreement for good cause at any time. If the Company terminates the agreement other than for good cause, or otherwise materially breaches the agreement, Mr. Zarin will receive a single payment equal to the remaining payments he would have been entitled to receive during the unexpired portion of the agreement. In addition, the employment agreement provides Mr. Zarin with an option to purchase 200,000 shares of Common Stock at $1.50 per share. The option expires December 31, 2000 and terminates if Mr. Zarin voluntarily leaves the Company or the employment agreement is terminated by the Company for good cause. In connection with services rendered in establishing the Company and creating its business plan and projections, Mr. Zarin received 450,000 shares of the Company's Common Stock valued at $.01 per share.

         Mr. Webb entered into an employment agreement with the Company, dated as of September 11, 1995, pursuant to which Mr. Webb was appointed Vice President-Marketing of the Company. In March 1997, his title was changed to Vice President-Marketing/Technical Development in order to more accurately reflect his duties. The employment agreement continued until March 31, 1996 and thereafter has been continuing for successive 3-month periods. Mr. Webb's initial salary was $5,000 per month and was increased to $108,000 per year as of August 14, 1996. In connection with his employment agreement, Mr. Webb received options to purchase 70,000 shares of the Company's Common Stock at $1.50 per share.

         Mr. Legato entered into an employment agreement with the Company, dated as of February 11, 1997, pursuant to which Mr. Legato was appointed Vice President-Sales of the Company. The employment agreement continued until March 31, 1996 and thereafter has been continuing for successive 3-month periods. Mr. Legato's initial salary was $150,000 per year as of August 14, 1996 and has not been increased. In connection with his employment agreement, Mr. Legato received options to purchase 60,000 shares of the Company's Common Stock at $6.875 per share.

         In connection with services performed by Mr. O'Brien, on July 17, 1995, he received 5,000 shares of the Company's Common Stock valued at $.01 per share and has been granted options to purchase 25,000 shares of the Company's Common Stock at $1.50 per share and 5,000 shares of the Company's Common Stock at $2.00 per share.

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is currently composed of two non-employee Directors and one employee Director. The Committee is responsible for establishing and administering the policies which govern both annual compensation and equity ownership programs. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. The one employee Director does not participate in the Committee's discussions concerning his own compensation. This report is submitted by the Committee and addresses the Company's policies for 1998 as they apply to Gerald Zarin, the President and Chief Executive Officer of the Company, and the Named Executive Officers.

                             OVERVIEW AND PHILOSOPHY

         The Company's executive compensation program is designed to promote the following objectives:

         (1) To provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to the long-term success of the Company;

         (2) To align management's interests with the success of the Company by placing a portion of the executive's compensation at risk in relation to the Company's performance; and

         (3) To align management's interests with stockholders by including long-term equity incentives.

         The Committee believes that the Company's executive compensation program provides an overall level of compensation that is competitive within its industry and among companies of comparable size and complexity. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other similar companies and sets its compensation guidelines based on this review. The Committee also seeks to achieve an appropriate balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable companies and attempts to maintain an appropriate mix of salary and incentive compensation. While compensation data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance.

                         EXECUTIVE COMPENSATION PROGRAM

         The Company's executive compensation program consists of base salary, periodic incentive compensation and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as medical insurance programs. In addition to the basic medical insurance program, the executive officers are eligible to participate in an enhanced medical insurance program which is available only to the executive officers of the Company.

                                   BASE SALARY

         At the beginning of each fiscal year, the Committee establishes an annual salary plan for the Company's senior executive officers based on recommendations made by the Company's Chief Executive Officer. The Committee has attempted to base salary determinations both upon the Company's financial performance and upon the individual's performance as measured by certain subjective non-financial objectives. These non-financial objectives include the individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

                   ANNUAL AND LONG-TERM INCENTIVE COMPENSATION

         The Company has no formal bonus program for its key employees, although the Committee may consider adopting such a program during the current fiscal year. Occasionally, bonus payments may be made to key employees based on the achievement of agreed upon performance objectives or as a part of the recruitment process. During 1998, the following bonuses were awarded to the Company's President and the Named Executives:

         Name and Principal Position                 Bonus for 1998
         ---------------------------                 --------------

         Gerald Zarin, President and Chief              $25,000
         Executive Officer

         Don Legato, Vice President-Sales               $12,500

         Jeremiah F. O'Brien, Chief Financial           $15,000
         Officer, Vice President and Secretary

         Robert Webb, Vice President-Marketing/         $12,500
         Technical Development

         The Company's Employee Stock Option Plan is designed to promote the identity of long-term interests between the Company's employees and its stockholders and to assist in the retention of executives. The size of option grants is generally intended by the Committee to reflect the executive's position with the Company and his or her contributions to the Company. Stock options generally vest over a period not to exceed five years from the date of the grant in order to encourage key employees to continue in the employ of the Company. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant; however, the Company reserves the right to grant stock options having exercise prices less than the fair market value of the Common Stock on the date of grant, to modify the terms of existing options and to reprice the options as an incentive for employees to remain with the Company.

                                    BENEFITS

         The Company's executive officers are entitled to receive medical insurance benefits on the same basis as other full-time employees of the Company. In addition to the basic medical insurance program, the executive officers are eligible to participate in an enhanced medical insurance program which is available only to the executive officers of the Company.

               SUMMARY OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

PRESIDENT AND CHIEF EXECUTIVE OFFICER

         In 1998,  Mr.  Zarin,  the  Company's  President  and  Chief  Executive
Officer, received a base salary of $120,000, and the Company granted to Mr. Zarin options to purchase 385,000 shares of Common Stock at $3.25 per share. He also received a bonus payment in the amount of $25,000 for that year. The amount of Mr. Zarin's base salary and provisions for bonus payments to him are included in an employment agreement between the Company and Mr. Zarin. See "Employment Agreements."

VICE PRESIDENT-SALES

         In 1998, Mr. Legato, the Company's Vice President-Sales, received a salary of $150,000, and the Company granted to Mr. Legato options to purchase 50,000 shares of Common Stock at $3.25 per share, the fair market value of the Company's Common Stock on the date of grant. He also received a bonus payment in the amount of $12,500 for that year.

CHIEF FINANCIAL OFFICER

         In 1998, Mr. O'Brien, the Company's Vice President, Secretary and Chief Financial Officer, received a base salary of $100,000, and the Company granted to Mr. O'Brien options to purchase 75,000 shares of Common Stock at $3.25 per share. He also received a bonus payment in the amount of $15,000 for that year.

VICE PRESIDENT-MARKETING/TECHNICAL DEVELOPMENT

         In 1998, Mr. Webb, the Company's Vice President-Marketing/Technical Development, received a base salary of $108,000, and the Company granted to Mr. Webb options to purchase 40,000 shares of Common Stock at $3.25 per share. He also received a bonus payment in the amount of $12,500 for that year. The amount of Mr. Webb's base salary and provisions for issuance of options to him are included in an employment agreement between the Company and Mr. Webb. See "Employment Agreements."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENERAL

         The Company was conceived of by Mr. Ernest Chu in June 1994 when he met with Mr. Ted Wong, the President of Prime Technologies, Inc. ("Prime") as a result of an introduction by employees of a high-technology company for which Mr. Chu was then rendering consulting services in his individual capacity. At that time, Prime was the exclusive licensee of Rave Engineering Corporation's ("Rave") technology. Mr. Chu believed that the technology had the potential to be commercialized on a mass basis for use in the video broadcast industry. In the Fall of 1994, Mr. Chu and Mr. Wong determined that the Rave technology could be most effectively exploited if a new company were organized to license the technology and related products and directly commercialize and manufacture them, rather than relying on sublicensing. They agreed that Prime and Mr. Chu would directly participate in the equity of the new entity, and Rave would participate through its approximately 20% equity ownership in Prime and through royalty and development payments from the new company. Prime would continue to be responsible for sublicensing through an agency agreement with the new company. The parties recognized the need for an experienced president to operate the new company and to commercialize the products, and began negotiations with Mr. Gerald Zarin, whom Mr. Wong had recently met, to accept that position and participate in the Company's equity.

         Negotiations commenced in December 1994 and continued among Mr. Zarin, Mr. Chu, Mr. Wong on behalf of Prime and Mr. Randy Burnworth on behalf of Rave through early July 1995. As a result of these negotiations, the Company was organized in July 1995, at which time Prime terminated its exclusive license arrangement with Rave and the Company entered into the Exclusive Worldwide License Agreement, dated July 21, 1995 (the "License Agreement"). In addition, Rave agreed to continue the development of the technology on which the Company's initial products were based pursuant to the Development Agreement, dated July 21, 1995 (the "Development Agreement") and Prime became the Company's exclusive agent to sublicense the products covered by the License Agreement to third parties (subject in all cases to the Company's approval) under the terms of an agency agreement between the Company and Prime, dated July 21, 1995. Mr. Zarin became the Company's President and Mr. Chu became the Chairman of its Board of Directors and acting Chief Financial Officer. Mr. Wong became a director of the Company. The Company also entered into a consulting agreement with Corporate Builders, L.P., a limited partnership controlled by Mr. Chu.

         In connection with their organizational activities, Messrs. Chu, Wong, Burnworth and Zarin, as well as Rave and Prime, acted as "Promoters" of the Company within the meaning of the regulations promulgated by the Commission pursuant to the provisions of the Securities Act.

         Mr. Wong, a former director of the Company, is a director and an approximate 16% shareholder in Prime. Mr. Wong is also the President and Chief Executive Officer of Prime. Mr. David Kwong, a former director of the Company, is a director and approximate 22% shareholder of Prime. Mr. Kwong is also a Vice President of Prime. Rave is an approximate 20% shareholder of Prime, and Mr. Burnworth is a director of Prime. Mr. Burnworth is not a shareholder or officer of Rave; however, he is the primary source of Rave's technology and provides the direct supervision with respect to all of the development performed by Rave. Substantially all of the stock of Rave is owned by members of Mr. Burnworth's immediate family. No officer or director of the Company has any ownership interest in, or serves as a director or officer of, Prime. No officer or director of the Company has any ownership interest in, or serves as a director or officer of, Rave.

         Research and development activity with respect to the Company's initial products was carried out by Rave prior to July 21, 1995, the date upon which the Company and Rave entered into the License Agreement and the Development Agreement. The Company's initial products were based on technology originated by Rave prior to the Company's organization and licensed to the Company by Rave pursuant to the License Agreement. Although it was the Company's intention to utilize Rave as its primary source for research and development activities, the Company has become dissatisfied with Rave's performance under the Development Agreement and has found it necessary to utilize its Advanced Engineering Group as its primary means for product development. On October 1, 1998 the three year term of the Development Agreement between the Company and Rave expired. As of

April 30, 1999, the Company has paid Rave an aggregate of (i) $2,731,906 for development services ("Development Service Payments"), (ii) $586,936 for equipment which was supposed to be used in conjunction with development services which were required and (iii) $125, 913 for materials intended to be used in conjunction with the development services. As of April 30, 1999, the Company has also guaranteed an additional $31,339 for related equipment lease payments to be made on Rave's behalf.

         Concurrent with the research and development undertaken by the Advanced Engineering Group, the Company retained patent counsel in 1996 to prosecute a patent application on the video clarity circuit provided by Rave ( the "Rave Clarity Circuit"), which, of the Company's initial products, the Company had identified as the most likely candidate for immediate commercial exploitation. The Company was informed in January, 1998, that (a) such application had been rejected, and (b) such initial rejections by the United States Patent and Trademark Office ("Patent Office") are not uncommon. The claims in the application were modified and the application was resubmitted twice. Both times it was again rejected by the Patent Office on the grounds that the Rave Clarity Circuit was identical to a circuit that was the subject of a prior United States patent issued to a third party (the "Prior Art"). The Company has determined not to proceed with further prosecution of the patent application on the Rave Clarity Circuit. The Company acquired the exclusive rights to the Prior Art in August 1998.

         In July 1998, the Company's representatives conducted a "Technical Audit" of the consulting and development services (not limited to the Rave Clarity Circuit) that Rave was to have performed under the License Agreement and the Development Agreement. The Company concluded, on the basis of the Technical Audit and the information regarding the Prior Art, that Rave had not performed the required services and misled the Company about its ability to perform them, and about Rave's ownership of the technology licensed to the Company.

         The Development Service Payments also satisfied the Company's payment obligations under the License Agreement between the Company and Rave which gave the Company exclusive rights to the "Licensed Product" and "Licensed Process" (each as defined therein) for the three year term of the Development Agreement. Commencing October 1, 1998, the Company did not pay Rave $65,000 per month under the License Agreement thereby giving Rave the right, which was exercisable by giving notice to the Company prior to November 2, 1998, to convert the Company's rights to the "Licensed Product" and "Licensed Process" into that of a non-exclusive licensee. Rave failed to give such notice in the specified time and the Company believes it retains exclusive rights to the "Licensed Product" and "Licensed Process."

         On November 13, 1998, pursuant to the provisions of the License Agreement and the Development Agreement, the Company commenced an arbitration proceeding under the American Arbitration Association Rules of Patent Arbitration against Rave and Randy Burnworth. Such proceeding seeks (a) damages for the injuries to the Company caused by Rave's and Burnworth's breaches of their contractual and common law obligations to the Company, including but not limited to those referred to above, and (b) a declaration that, among other things, Rave is not entitled to any royalties or other payments with respect to the Company's technology and that the Company continues to have exclusive license rights to the "Licensed Product" and "Licensed Process" under the License Agreement.

         Rave has filed an amended counterclaim against the Company in the Arbitration, alleging breaches of the License Agreement and Development Agreement, trade libel, tortious interference and conspiracy, and seeking a declaration that Rave is entitled to the return and exclusive use of its own technology. Rave claims that it is entitled to $65,000 per month for the life of any patents on products it developed for the Company (approximately 15 more years), as well as damages in excess of $4 million on the various claims. The Company believes that Rave's claims are completely without merit; accordingly no liability has been recorded for this claim.

         The Company entered into a consulting agreement with Corporate Builders, L.P. ("Corporate Builders") effective as of August 1, 1995 (the "Corporate Builders Agreement"). Mr. Chu (who served as the Chairman of the Company's Board of Directors and its Chief Financial Officer from its inception until January 28, 1996) is a principal of Corporate Builders. The Corporate

Builders Agreement provides, among other things, that Corporate Builders will serve as an advisor to the Company with regard to its relationship with the investment community, assist the Company in developing a corporate strategy and business and management goals, assist in the preparation of media presentations, and oversee the production of video production relating to the Company's products and services. The Corporate Builders Agreement continued until August 1, 1997 and thereafter has been continuing for successive one-month periods. From August 1, 1995 to July 1996, the Company paid to Corporate Builders a fee of $7,500 per month and thereafter has been paying a fee of $5,000 per month. In connection with services rendered by Mr. Chu in establishing the Company and creating its business plan and projections, at the direction of Mr. Chu, in July 1995, the Company issued 450,000 shares of the Company's Common Stock valued at $.01 per share earned by Mr. Chu to First Earth Investors, Corporate Builders, and W2 Technologies, Inc., all entities affiliated with Mr. Chu, in the amounts of 250,000 shares, 125,000 shares and 75,000 shares, respectively. As of June 19, 1996, Corporate Builders returned its 125,000 shares of the Company's Common Stock back to Mr. Chu. As of June 28, 1996, the 125,000 shares of the Company's Common Stock received by Mr. Chu from Corporate Builders were returned to the Company. The 125,000 shares of the Company's Common Stock were returned to Mr. Chu and, subsequently, to the Company to prevent such shares from being considered underwriting compensation to either Corporate Builders or Mr. Chu.

         The total consulting fees paid to Corporate Builders pursuant to the Corporate Builders Agreement for the cumulative period from the Company's inception (July 17, 1995) to December 31, 1998 was $205,000 plus out-of-pocket expenses. The total aggregate payments made to Mr. Chu and his affiliated entities for the cumulative period from inception (July 17, 1995) to December 31, 1998 was $294,998.

         In connection with the organization of the Company, on July 17, 1995, Mr. Gerald Zarin, the Company's Chief Executive Officer and President and Chairman of its Board of Directors, received 450,000 shares of the Company's Common Stock valued at $.01 per share. Mr. Zarin entered into an employment agreement with the Company as of July 20, 1995, and in that connection was granted options to purchase 200,000 shares of the Company's Common Stock at $1.50 per share. The options expire December 31, 2000.

         Since 1996, Mr. Edward Bohn, a director of the Company, has been acting as a consultant to the Company from time to time on matters specified by the Company's President. In March 1997, Mr. Bohn entered into a consulting agreement with the Company pursuant to which he agreed to act as the Company's consultant with regard to certain agreements for a three-month period at a rate of $1,000 per day with a minimum of $1,750 per week and a maximum of $2,750 per week regardless of the actual time spent on the Company's behalf. For the year ended December 31, 1997, Mr. Bohn received $56,750 on account of such consulting services and for the year ended December 31, 1998, Mr. Bohn received $35,025 on account of such consulting services. In addition, on May 29, 1997, Mr. Bohn was granted options to purchase 12,500 shares of Common Stock at an exercise price of $6.75 for his services as a consultant.

         Since 1996, Mr. Joseph A. Sarubbi, a director of the Company, has been acting as a consultant to the Company from time to time on matters specified by the Company's President. In that connection he has received compensation on a per diem basis of $1,000 per day. For the year ended December 31, 1998, Mr. Sarubbi received $20,000 on account of such consulting services.

         On March 27, 1996, Mr. David Kwong, a former director of the Company, purchased $150,000 principal amount of Bridge Notes and 30,000 Bridge Shares. The Bridge Notes were repaid from the proceeds of the Company's IPO. For the year ended December 31, 1998, Mr. Kwong received $47,500 for consulting services relating to the opening and administration of a sales office in China.

         On May 11, 1998, the Company entered into a placement agency agreement with Janssen-Meyers Associates, L.P. ("Janssen-Meyers") to act as the Company's placement agent in a private equity placement whereby the Company issued to certain accredited investors, as defined under Regulation D as promulgated under the Securities Act of 1933, as amended (the "Securities Act"), 2,742,904 shares of the Company's Common Stock and 2,057,207 Class A Redeemable Warrants between May 19, 1998 and June 9, 1998 for an aggregate purchase price of $7,280,546. Each Class A Redeemable Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price per share of $3.24, subject to adjustment upon the occurrence of certain events to prevent dilution, at any time during the period commencing on June 9, 1998 and expiring on May 11, 2003.

The Class A Redeemable Warrants are subject to redemption by the Company at $.01 per warrant 12 months after the effective date of a registration statement covering the Class A Redeemable Warrants on not less than 30 days prior written notice to the holders of the Class A Redeemable Warrants, provided the average closing bid price of the Common Stock has been at least 250% of the then current exercise price of the Class A Redeemable Warrants for a period of thirty consecutive trading days ending on the day prior to the day on which the Company gives notice of redemption. The Class A Redeemable Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption.

         Janssen-Meyers received for acting as placement agent a commission of 10% ($728,055) of the gross proceeds from the sale of the Common Stock and Class A Redeemable Warrants, as well as a 3% non-accountable expense allowance ($218,416) and reimbursement of other costs, including legal expenses relating to the offering ($77,171). In addition, Janssen-Meyers received as part of its compensation warrants exercisable until May 11, 2003, to purchase up to (i) 688,084 shares of the Company's Common Stock at a price per share ranging from $2.50 to $3.06 and (ii) 516,068 Class A Redeemable Warrants to purchase up to 516,068 shares of the Company's Common Stock at a price per share of $3.24.

         Bruce Meyers and Peter Janssen, who respectively purchased 270,270 shares and 154,440 shares of Common Stock of the Company in such private equity placement, are principals of Janssen-Meyers.

           PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

         The table below is based on information obtained from the persons named below with respect to the shares of Common Stock beneficially owned, as of April 30, 1999 (except as noted below), by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all executive officers and directors of the Company as a group.



                                               AMOUNT AND NATURE OF              PERCENTAGE OF
  NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP(1)     OUTSTANDING SHARES OWNED2
----------------------------------------   ------------------------------  --------------------------

Gerald Zarin                                          909,667                       10.3%
       36 Troy Drive
       Short Hills, NJ 07078(3)

Edward Bohn                                            64,449                           *
       322 Broadway
       Pompton Lakes, NJ 07442(4)

Lyle Gramley                                           41,668                           *
       12901 Three Sisters Road
       Potomac, MD 20854(5)

Joseph A. Sarubbi                                      56,667                           *
       3221 S. Ocean Blvd., Suite 908
       Highland Beach, FL 33487(5)

Don Legato                                             93,334                        1.1%
       2 West Close Street
       Moorestown, NJ 08057(6)

Jeremiah F. O'Brien                                    87,500                        1.0%
       525 W. 236th St., #5-F
       Riverdale, NY 10463(7)

Robert Webb                                            96,667                        1.1%
       298 Stanton Mountain Rd.
       Lebanon, NJ 08833(8)

Helen Burgess                                         577,854                        6.9%
       40 E. 30th St., 10th Fl.
       New York, NY 10016

David Kwong                                           459,718                        5.5%
       13694 Fremont Pines Road
       Los Altos, CA 94022(9, 10)

                                      18




Bruce Meyers                                        1,335,013                       15.1%
       17 State Street
       New York, NY 10004(11, 12, 13)

Peter Janssen                                       1,132,311                       12.9%
       17 State Street
       New York, NY 10004(14, 15, 16)

Janssen-Meyers Associates, L.P.                       562,042                        6.3%
       17 State Street
       New York, NY 10004(17)

All executive officers and directors as a           1,350,003                       14.6%
group (7 persons)(18)

* Less than 1%.



(1) The number of shares of Common Stock beneficially owned by each person is determined in accordance with the rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares of Common Stock which the individual has the right to acquire within 60 days after April 30, 1999, through the exercise of any stock option or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) The number of shares deemed outstanding includes shares outstanding as of April 30, 1999, plus any shares subject to options and warrants held by the person in question that are currently exercisable within 60 days after April 30, 1999.
(3) Includes 456,667 shares that may be acquired within 60 days after April 30, 1999, upon the exercise of outstanding options.
(4) Includes 59,499 shares that may be acquired within 60 days after April 30, 1999, upon the exercise of outstanding options.
(5) Includes 21,668 shares that may be acquired within 60 days after April 30, 1999, upon the exercise of outstanding options.
(6) Includes 93,334 shares that may be acquired within 60 days after April 30, 1999, upon the exercise of outstanding options.
(7) Includes 80,000 shares that may be acquired within 60 days after April 30, 1999, upon the exercise of outstanding options. Also includes 2,500 shares that may be acquired within 60 days after April 30, 1999, upon the exercise of outstanding warrants held by Mr. O'Brien's wife. As to these 2,500 shares, Mr. O'Brien disclaims beneficial interest.
(8) Includes 96,667 shares that may be acquired within 60 days after April 30, 1999, upon the exercise of outstanding options.
(9) David Kwong, a former director of the Company, owns approximately 21.6% of Prime's stock. Mr. Kwong is a director of Prime. Mr. Kwong disclaims beneficial interest in the Company's Common Stock owned by Prime.
(10) Includes 231,117 shares of the Company's Common Stock owned by Prime, as to which Mr. Kwong disclaims beneficial interest. See footnote (9) above.
(11) Includes (i) 202,703 shares that may be acquired within 60 days after April 30, 1999, upon the exercise of Class A Redeemable Warrants, (ii) 171, 427 shares that may be acquired within 60 days after April 30, 1999, upon the exercise of Unit Warrants and (iii) 128,571 shares that may be acquired within 60 days after April 30, 1999, upon the exercise of the Class A Redeemable Warrants which underlie the Unit Warrants.
(12) Bruce Meyers is a principal of Janssen-Meyers Associates, L.P. ("Janssen-Meyers"). Mr. Meyers disclaims beneficial interest in the

         Company's  Common  Stock  beneficially  owned by  Janssen-Meyers.
(13) Includes 562,042 shares of the Company's Common Stock beneficially owned by Janssen-Meyers, as to which Mr. Meyers disclaims beneficial interest. See footnote (12) above and footnote (17) below.
(14) Includes (i) 115,831 shares that may be acquired within 60 days after April 30, 1999, upon the exercise of Class A Redeemable Warrants, (ii) 171, 427 shares that may be acquired within 60 days after April 30, 1999, upon the exercise of Unit Warrants and (iii) 128,571 shares that may be acquired within 60 days after April 30, 1999, upon the exercise of the Class A Redeemable Warrants which underlie the Unit Warrants.
(15) Peter Janssen is a principal of Janssen-Meyers. Mr. Janssen disclaims beneficial interest in the Company's Common Stock beneficially owned by Janssen-Meyers.
(16) Includes 562,042 shares of the Company's Common Stock beneficially owned by Janssen-Meyers, as to which Mr. Janssen disclaims beneficial interest. See footnote (15) above and footnote (17) below.
(17) Includes (i) 321,165 shares that may be acquired within 60 days after April 30, 1999, upon the exercise of Unit Warrants and (ii) 240,877 shares that may be acquired within 60 days after April 30, 1999, upon the exercise of the Class A Redeemable Warrants which underlie the Unit Warrants.
(18)     See footnotes (1) through (8) above.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and any persons who beneficially own ten percent or more of the Company's Common Stock, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Such persons are required by regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon a review of (i) copies of Section 16(a) filings received by the Company during or with respect to the 1998 fiscal year and (ii) certain written representations of its officers and directors with respect to the filing of annual reports of changes in beneficial ownership on Form 5, the Company believes that each filing required to be made pursuant to Section 16(a) of the Exchange Act during the 1998 fiscal year has been filed in a timely manner.

                    CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS


         On February 11, 1998, Coopers, the independent accounting firm that audited the financial statements of the Company during fiscal year 1996, was dismissed by the Company. Coopers' report on the Company's financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, and was neither qualified nor modified as to uncertainty, audit scope or accounting principles. In addition, during the Company's two most recent fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with Coopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Coopers, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

         Effective February 11, 1998, the Company engaged Eisner & Company as its new independent accountants beginning with the fiscal year 1998 and Eisner & Company will remain the Company's independent accountants for fiscal year 1999. Eisner & Company audited the Company's financial statements for the fiscal year 1998. The decision to change accountants was approved by the Board of Directors of the Company at a meeting of the Board of Directors of the Company on February 4, 1998.

         Representatives of Eisner & Company ("Representatives") are expected to be present at the Annual Meeting. The Representatives will have the opportunity to make a statement, although they are currently not expected to do so. The
Representatives   are  expected  to  be  available  to  respond  to  appropriate questions.

                              STOCKHOLDER PROPOSALS

         Stockholders who intend to submit proposals to the Company's stockholders at the 2000 Annual Meeting of Stockholders must submit such proposals to the Company no later than February 4, 2000 in order to be considered for inclusion in the proxy statement and proxy to be distributed by the Board of Directors in connection with that meeting. Stockholder proposals should be submitted to Jeremiah F. O'Brien, Secretary, NUWAVE Technologies, Inc., One Passaic Avenue, Fairfield, New Jersey 07004.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than the matters described herein and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, or any adjournments or postponements thereof, the persons named in the proxies will have discretionary authority to vote all proxies in accordance with their best judgment.


                                           NUWAVE TECHNOLOGIES, INC.



                                           By GERALD ZARIN,
                                           President and Chief Executive Officer


IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO FILL IN, SIGN, DATE AND RETURN THE ENCLOSED PROXY.

                            NUWAVE TECHNOLOGIES, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 22, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY

         The undersigned, revoking all prior proxies, hereby appoint(s) Gerald Zarin and Jeremiah F. O'Brien, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of NUWAVE TECHNOLOGIES, INC. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Ramada Inn, 38 Two Bridges Road, Fairfield, New Jersey 07004, on Tuesday, June 22, 1999 at 9:00 a.m., local time, and at any adjournment or postponement thereof (the "Meeting").

         In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment or postponement thereof, will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

                 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                  IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.


1. To elect the following four (4) directors (except as marked below) for the ensuing year.

         NOMINEES: Gerald Zarin, Edward Bohn, Lyle Gramley and Joseph A. Sarubbi

       [ ]  FOR  all nominees (except as marked below)

       [ ]  WITHHOLD authority to vote for all nominees


For all nominees except the following nominee(s):


--------------------------------------------------------------------------------


Dated: _______________ , 1999           --------------------------
                                        Signature


                                        --------------------------
                                        Signature if held jointly

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.